CONSENT

November 11, 1998


     I consent to the use of the following summary of the report entitled "Fungicidal Activity of the Venturi Carpet Cleaning System using
Penicillium Chrysogenum Spores" dated June 27, 1998
(the "Report") in the Venturi Technologies, Inc. Registration Statement on Form SB-2 currently on file with the Securities and Exchange Commission:

          Dr. Robison concluded that use of these proprietary components removed over 99% of micro-organisms from carpet, thus achieving a significant level of carpet decontamination.


The foregoing statement accurately summarizes the results of my tests performed on the VenturiClean(TM) system and summarized in the above Report.

                                   /s/ Richard A. Robison
                                   Richard A. Robison, Ph.D
                                   Associate Professor of Microbiology
                                   791 WIDB
                                   Brigham Young University
                                   Provo, Utah 84602


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